F. Opinion of Counsel

September 27, 2002

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Ladies & Gentlemen:

          Referring to the application - declaration on Form U-1 previously filed by Allegheny Energy, Inc. et. al. ("Allegheny Energy") under the Public Utility Holding Company Act of 1935, as amended, in File No. 70-8893, as described in the application - declaration of which this Opinion of Counsel is a part, I, as a member of the Pennsylvania bar, have examined or caused to be examined by counsel who are members of the bars of Ohio, Maryland, Virginia, and, West Virginia upon whose opinions I have relied, such documents and questions of law as I deemed necessary to enable me to render this opinion. I understand that the actions taken in connection with the proposed transactions will be in accordance with the application - declaration; that all amendments necessary to complete the above-mentioned application - declaration will be filed with the Commission; and that all other necessary corporate action by the Board of Directors and officers in connection with the described transactions has been or will be taken prior thereto.

          Based upon the foregoing, I am of the opinion that if that said application - declaration is permitted to become effective and the proposed transactions are consummated in accordance therewith: (a) all required state laws of Pennsylvania, Ohio, Maryland, Virginia, and, West Virginia applicable to the proposed transactions will have been complied with; (b) each issuer, seller or guarantor of securities is validly organized and duly existing; c) the securities will be validly issued, full paid and non-assessable, the securities will validly and duly obligate the issuers, and the holders thereof will be entitled to the rights and privileges set forth therein; (d) each applicant, will legally acquire any securities, and applicants will legally acquire all interests as described herein; (e) the consummation of the proposed transactions will not violate the legal rights of the holders of any of the securities issued by Allegheny Energy or by any associate or affiliate company; and (f) all debt securities will be valid and binding obligations of the issuer or guarantor in accordance with the terms thereof.

          I consent to the use of this Opinion as part of the Application or Declaration that has been filed by Allegheny Energy in File No. 70-9897.

                                                                                                Sincerely,

                                                                                               /s/  ANTHONY WILSON
                                                                                                     Anthony Wilson